ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated December ___, 2009 (the “Assignment and Assumption Agreement”) by and among FLORHAM CONSULTING CORP., a Delaware corporation (the "Company"), EDUCATIONAL INVESTORS, INC., a Delaware corporation (“EII”), and ___________________, an individual residing at ___________________ (the “Executive”).  Capitalized terms not defined herein shall have such meanings as set forth in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, on December 16, 2009, the Company and EII entered into an agreement and plan of merger (the “Merger Agreement”) with EII Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Mergerco”), Kinder Investments, LP, a Delaware limited partnership, Sanjo Squared, LLC, a Delaware limited liability company, Joseph J. Bianco and Anil Narang, pursuant to which Mergerco shall be merged with an into EII at the effective time of the merger (the “Merger”), the separate corporate existence of Mergerco shall cease, EII shall continue as the surviving corporation of the Merger, and EII will become a direct wholly-owned subsidiary of the Company;

WHEREAS, EII is a party to an Employment Agreement dated as of August 20, 2009 with the Executive (the “Employment Agreement”) under which the Executive has served as EII’s _______________, and such Employment Agreement is legal, valid, binding and enforceable in accordance with its terms with respect to EII and with respect to the Executive;

WHEREAS, Section 5.1 of the Merger Agreement provides that all obligations of EII and the EII Securityholders under the Merger Agreement are subject to the fulfillment, prior to or as of the Closing Date, certain conditions, including, without limitation, the Company’s assumption of all obligations under the Employment Agreement; and

WHEREAS, EII and the Executive desire to assign all rights, obligations and responsibilities under the Employment Agreement related to EII to the Company, and the Company desires to assume and accept the assignment of the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1. ASSIGNMENT.

EII hereby assigns to the Company, its successors and assigns, all of its rights, title and interest, and delegates all of its obligations and liabilities, to the Employment Agreement.

SECTION 2. ASSUMPTION.

(a)           The Company hereby assumes all covenants, agreements and other obligations to be performed or observed by EII under the Employment Agreement.

(b)           The Company hereby agrees that it will perform all of the covenants and obligations of EII under the Employment Agreement.

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SECTION 3. CONSENT AND RELEASE.

EII, the Executive and the Company hereby (a) consent to the assignment by EII to the Company of the Employment Agreement, and (b) consent to the assumption by the Company of EII’s obligations under the Employment Agreement as contemplated by this Assignment and Assumption Agreement.

SECTION 4. NO DEFAULTS.

(a)           EII and the Executive hereby represent to the Company that as of the date of this Assignment and Assumption Agreement, there exists no event of default under the Employment Agreement and no event exists which, with the giving of notice or passage of time or both, would become an event of default under the Employment Agreement.

SECTION 5. MISCELLANEOUS.

(a)           This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           This Assignment and Assumption Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

(c)           This Assignment and Assumption Agreement shall be governed by and construed in accordance with the law of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be duly executed as the date first above written.

FLORHAM CONSULTING CORP.

By:
Name: David Stahler
Title: President

EDUCATIONAL INVESTORS, INC.

By:
Name: Joseph J. Bianco
Title: President and Chief Executive Officer

EXECUTIVE: